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                                                                   EXHIBIT 10.19
                                  ASSIGNMENT
                                  ----------


     WHEREAS, INLINE CONNECTION CORPORATION (hereinafter Assignor), a Virginia Corporation, located and doing business at 730 N. Danville Street, Arlington, Virginia 22201, is the owner of USSN 08/893,403, filed February 27, 1998, and PCT/US97/12045, filed July 11, 1997, both for a DIGITAL COMMUNICATION SYSTEM FOR APARTMENT BUILDINGS AND SIMILAR STRUCTURES USING EXISTING TELEPHONE WIRES; and

     WHEREAS, CAIS, Inc. (hereafter Assignee), a Virginia corporation, located and doing business at 1232 22nd Street N.W., Washington, D.C. 20037, is desirous of acquiring the complete title and interest in said patent application and invention in countries foreign to the United States excluding Israel;

     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor by these presents does sell, assign and transfer unto said Assignee, its successors, legal representatives, heirs and assigns the entire right, title and interest in all countries foreign to the United States except Israel, to said invention as described in said patent application and including the right to claim priority, the eventual Letters Patent, and all reissues, or extensions of said Letters Patent to be held and enjoyed by said Assignee for its own use, or for its legal representatives, successors, heirs, and assigns to the full end of the term for which said Letters Patent is granted, and any extensions thereof, as fully and entirely as the same would have been held by said Assignor had this assignment and sale not been made, and for the same consideration, said Assignor hereby covenants and agrees that at the time of execution and delivery of this instrument it is the lawful owner of the complete right, title and interest in and to said invention and said Letters Patent above mentioned, its interest is unencumbered, except as provided in a License Agreement between Assignor and Terk Technologies, Inc., dated December 17, 1994, and that it has good and full right and lawful authority to sell and convey its interest in the manner set forth herein; and for the same consideration Assignor hereby covenants and agrees that it will, when ever counsel for Assignee, or counsel for its legal successors, legal representatives, heirs or assigns shall advise that any proceedings in connection with said Letters Patent or any re-issue or extension of said Letters Patent to be obtained thereon, is lawful and desirable, sign all papers and documents, make all lawful oaths, and do all acts necessary as required to be done for the
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procurement, maintenance, enforcement and defense of said Letters Patent, without charge to said Assignor, its successors, legal representatives, heirs and assigns, but at the expense of said Assignee, its successors, legal representatives, heirs and assigns.

     Assignor hereby further assigns to Assignee all claims and causes of action for infringement of the patent rights assigned herein, including the right to sue for, and collect damages for, any and all acts of past and future infringement.

     Assignor hereby grant(s) the law firm of Jacobson, Price, Holman & Stern, PLLC, 400 Seventh Street, N.W., Washington, D.C. 20004, the power to insert on this assignment any further identification which may be necessary or desirable.

Signed this 6th day of January, 1999.


                                             INLINE CONNECTION CORPORATION


                                             By    /s/ David D. Goodman
                                                 -------------------------
                                                 David D. Goodman
                                                 President

Witnesses:

(1)  /s/  Michael Plantamura
     -------------------------

(2)  /s/ Theodore D. Broomfield
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